THIS AGREEMENT is dated this    day of       , 1998.


BETWEEN                    SOLPOWER CORPORATION
                           7309 East Stetson Drive, Suite 102,
                           Scottsdale, Arizona 85251

                                                                  (the "Client")

                                                               OF THE FIRST PART

AND:                       JOSHUA WARD
                           of Scottsdale, Arizona
                                                              (the "Consultant")

                                                              OF THE SECOND PART

WHEREAS:

         1. The Consultant has certain expertise and contacts in the territory specified in Schedule 1 for the development of local markets, product marketing, finance and negotiations for commercial transactions.

         2.       The  Client  has  agreed  to  utilize  the   services  of  the
                  Consultant on the terms and conditions set out in this agreement.

NOW THE PARTIES HERETO AGREE:

         1. The Consultant is authorized by the Client to negotiate with parties deemed by the Consultant to qualify as suitable for entering into any satisfactory agreements with the Client, with respect to the objective set out in Schedule 1 hereto.

         2. The Client has agreed to utilize the services of the Consultant and the Consultant hereby warrants and acknowledges that in the performance of its duties and obligations hereunder it is intended to be at all times an independent Consultant.

         3. The Consultant will refrain from disclosing any material or information given to the Consultant by the Client if such material or information is specifically stated by the Client in writing in Schedule 2 hereof and should any other materials or information be given to the Consultant in the course of any meeting or briefing with the Client, then such materials or information may be disclosed to any person or company with whom the Consultant will exercise reasonable prudence and business confidentiality in so disclosing material or information.

         4. The Consultant agrees that this agreement confers no authority to bind the Client in respect of any contract resulting from negotiations undertaken by the Consultant in the course of this consultancy, and no representation or warranty shall be given by the Consultant on behalf of the Client such as to legally bind the Client except with the written authority of the Client first being obtained.

         5. Upon concluding negotiations, investigations or other services on behalf of the Client, the Consultant shall report the outcome of such negotiations, investigations or other services directly to the Client forthwith and in full and shall present any materials, information, draft contracts, letters of offer or notices of intention to proceed directly to the Client as soon as possible after their receipt by the Consultant.

         6. The Consultant and Client agree to keep the existence of this agreement and the scope and nature of this agreement strictly confidential except in cases where both parties hereto agree that disclosure of this agreement is in the interests of the objectives of this agreement and except in cases whether either party wishes to pursue to enforcement of its rights pursuant to this agreement or is otherwise required by law to make disclosure of this agreement.

         7. The Client acknowledges that the Consultant is an independent Consultant and that the Consultant contracts to supply the services referred to in the Schedule hereto and further that in no circumstances shall the Consultant, its employees, servants or agents be deemed to be an employee, servant or agent of the Client. The Consultant acknowledges that neither it nor its employees, servants or agents have any claim upon the Client in respect of annual leave, public holidays, sick leave, long service leave, other entitlements or otherwise in respect of any claims under relevant Worker's Compensation Legislation or any other Legislation or regulations affecting or relating to the relationship between an employer and employee.

         8. Subject to Clause 9 the Client shall pay to the Consultant a fee for services provided hereunder in the amount and in the manner as set out in Schedule 3 of this agreement. The fees payable hereunder shall be subject to an annual review by the parties providing that in no circumstances shall the fees be reduced.

         9.       In  the  event  of  death  or  permanent   incapacity  of  the
                  Consultant, the Consultant's spouse shall receive any compensations owed to the Consultant and will continue to receive commissions pursuant to the agreement for a period of 12 months afer such circumstances occurring.

         10. It is envisaged by the parties that from time to time the Consultant may not be available to provide continuous services to the Client having regard to other consulting arrangements the Consultant may have now or in the future.

         11. All reasonable travel, accommodation, entertainment, telephone and other such expenses incurred by the Consultant in the provision of services hereunder shall be reimbursed by the Client on a monthly basis subject to:

                  (a) The Consultant providing to the Client upon request satisfactory documentary evidence of such expenses.

                  (b) The Consultant obtaining prior approval from the Client before incurring expenses other that of an incidental or recurring nature.

         12. The Consultant acknowledges that he shall be solely responsible for payment of the Consultant's own income tax and consents to the Client furnishing the Internal Revenue Service with the Consultant's name, address and all details of payments made to the Consultant by the Client.

         13. The Client agrees that irrespective of the method of calculation of the consultancy fee to be paid to the Consultant, that such fees fairly represents reasonable remuneration to the Consultant for work actually performed by the Consultant and acknowledges that the amount of the fee has been agreed between the parties after consideration of the work involved.

         14.      TERM

                  The agreement will extend for a period of three (3) years.

         15.1     TERMINATION

                  Either party shall have the right to terminate this agreement forthwith by written notice to the other:-

                  (a) In the event that the other shall be guilty of any breach, non-observance or non-performance of its obligations hereunder or any of them and shall not have remedied such breach, non-observance or non-performance (if it is capable of remedy) within fourteen (14) days after notice thereof in writing; or

                  (b) In the event that the other shall be unable to pay its debts in the ordinary course of business or to enter into liquidation or have a receiver appointed whether compulsorily or otherwise.

         15.2 The termination of this agreement for any reason shall be without prejudice to the rights and obligations of the parties accrued up to and including the date of such termination.

         15.3 If by reason of any fact, circumstance, matter or thing beyond the reasonable control of the Client or the Consultant, either is unable to perform in whole or in part any obligation under this agreement, to the extent and for the period that it is unable to perform, shall be liable to the party to this agreement in respect of such inability.

         16.      NEW WAIVER

                  The failure of either party at any time to enforce a provision of this contract shall in no way constitute a waiver of the provision nor in any way affect the validity of this agreement or any part thereof or the right of such party thereafter to enforce each and every provision herein.

         17.      GOVERNING LAW

                  This agreement shall be deemed to have been made in USA. It shall be construed in accordance with the laws of USA and the parties hereto agree to submit to the non-exclusive jurisdiction of the Courts of USA, in matters relating to this agreement.

         18.      NOTICE

                  Any notice, requests, demands and other communications required to be given hereunder shall be in writing and sent by prepaid registered mail, cable, telex, address as stated on the face hereof or at such other address as may be noticed to the other in writing. Every notice shall be deemed to have been given and received at the time when in the ordinary course of transmission it should have been delivered at the address or number to which it was sent.

IN WITNESS WHEREOF the parties hereto executed this agreement on the day and date first stated.

THE COMMON SEAL OF
SOLPOWER CORPORATION
was hereto affixed by authority of
the Board of Directors in the presence
of :


                                                                             C/S
/s/ James H. Hirst
---------------------------
Chief Executive Officer



SIGNED SEALED AND
DELIVERED BY THE SAID
JOSHUA WARD                                     /s/ Joshua Ward
                                               ---------------------------------
presence of:                                        Joshua Ward


Witness /s/ Shenece R. Smith
       ----------------------------

                                   SCHEDULE 1


OBJECT OF CONSULTANCY

         1. To assist in the negotiation of any commercial arrangements for and on behalf of the Client.

         2. To assist from time to time in the administration and enforcement of any ongoing obligations between the Client and any party introduced by the Consultant at the request of the Client.

         3. To identify licensees for a fuel related product known as "Soltron".

MARKETING TERRITORY

1.                SOLPOWER GREAT LAKES territory of the United States.

                                   SCHEDULE 2


CONFIDENTIAL INFORMATION

All information passing between the parties from time to time in respect to the product.

         1.       Soltron

                                   SCHEDULE 3


COMPENSATION FOR SERVICES


         1.       2.5% of any License Fee paid when received by the Client.